                                  Exhibit 11

                               OCCUSYSTEMS, INC.
                    NET INCOME BY QUARTER FOR 1996 AND 1995
               Numbers,  except  per share amounts, in thousands

                                                                     Quarter Ended                   Nine Months Ended
                                                             -----------------------------    -----------------------------
                                                               9/30/96           9/30/95        9/30/96           9/30/95
                                                               -------           -------        -------           -------
Net Income                                                    $  4,308           $ 2,332        $ 9,396           $ 3,261

Interest on Common Stock Equivalents, net of tax                     0                 0            146                73
                                                             -----------        ----------     ----------        ----------
Primary  Earnings                                             $  4,308           $ 2,332        $ 9,542           $ 3,334
                                                             ===========        ==========     ==========        ==========

Wtd. Average Shares                                             20,941            20,347         20,721            17,001

Net Income per share                                          $   0.21           $  0.12        $  0.46           $  0.20

Weighted Common Shares Outstanding                              20,051            17,210         19,314            13,055

Weighted Common Share Equivalents Outstanding                      890             3,137          1,407             3,946

                                                             -----------        ----------     ----------        ----------
Weighted Average Shares Outstanding                             20,941            20,347         20,721            17,001
                                                             ===========        ==========     ==========        ==========

                            See accompanying notes.